Exhibit 10.27

LOAN AGREEMENT

THIS LOAN AGREEMENT, is made this February, 7th in 2023 by and between Shin Young Co., Ltd. having office located at                         (hereinafter, known as “LENDER”) and CAR TECH LLC, having offices and manufacturing facility at 600 Car Tech Drive, Opelika, AL 36801 (hereinafter, known as “BORROWER”).

Article 1. Amount of Loan

LENDER makes availability to BORROWER upon the terms and conditions here of a loan agreement in the aggregate principal amount of USD 800,000.00 (the “LOAN”).

Article 2. Repayment Term

The term of the Loan shall be as follows.

Loan Period(*)	Repayment Amount	Repayment Account	Repayment Method	Remarks
l year	USD 800,000.00	Specially informed	Full payment in one term

(*)	At the maturity, the unpaid principal shall automatically be considered as an extension.

Article 3. Interest

3.1. Interest shall accrue of the principal amount of the Loan at the rate of 1.0% and the total amount of interest shall be paid at the time of repayment in one term.

3.2. There shall also be imposed upon Borrower a 12% penalty for any late payment computed upon the principal amount of the Loan.

Article 4. Repayment Account

Borrower shall make all payment called under this loan agreement to the bank account designated by Lender.

Article 5. Acceleration

If Borrower

(a) fails to cure any default delay any payment term stated in the article 2,

(b) is putted under provisional attachment, distrainment, auction, the commencement of composition,

(c) enters into the bankruptcy,

(d) is obviously concluded unable to repay the loan within the designated period in this agreement,

(e) fails to execute any other responsibilities stated in the agreement, the entire unpaid principal, accrued interest, and penalties under this loan agreement shall accelerate and become due and payable immediately

Article 6. Change

Either Borrower or Lender may change the contents of this Agreement by mutual agreement after notifying the other party its intension in writing, if so required.

Article 7. Dispute Resolution

Any dispute arising out of or in connection with this agreement shall be settled by friendly discussions and, failing such a settlement upon notice by any party hereto asking for negotiations, both parties agree that each party can raise a suit to the competent court.

IN WITNESS WHEREOF, acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER make two agreements and affix their signatures hereto as of February, 7th in 2023.

BORROWER		LENDER

	/s/		/s/
By:		By: